EXHIBIT 32.1

CERTIFICATIONS OF JAMES M. WHITEHURST, CHIEF EXECUTIVE OFFICER AND

PRESIDENT, AND CHARLES E. PETERS, JR., EXECUTIVE VICE PRESIDENT AND

CHIEF FINANCIAL OFFICER, PURSUANT TO 18 U.S.C. SECTION 1350, AS

ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certify, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Red Hat, Inc. (“Red Hat”), that, to his knowledge, the Quarterly Report of Red Hat on Form 10-Q for the three months ended November 30, 2012 (the “Report”), as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Red Hat.

January 8, 2013

By:	/S/ JAMES M. WHITEHURST
James M. Whitehurst Chief Executive Officer and President (Principal Executive Officer)

January 8, 2013

By:	/S/ CHARLES E. PETERS, JR.
Charles E. Peters, Jr. Executive Vice President and Chief Financial Officer (Principal Financial Officer)